Exhibit 10.22

MWI VETERINARY SUPPLY, INC.

[Date]

[Optionee Name]

[Optionee Address]

Dear [Optionee Name]:

Pursuant to the MWI Veterinary Supply, Inc. 2005 Stock-Based Incentive Compensation Plan  (the “Plan”), MWI Veterinary Supply, Inc. (the “Company”) hereby grants to you non-qualified stock options (hereinafter either the “Award” or the “Option”) to purchase [          ] shares of the Company’s Common Stock,  par value $.01, (the “Option Shares”) at a price of [$          ] per share.

This Award is subject to the applicable terms and conditions of the Plan, which are incorporated herein by reference, and in the event of any contradiction, distinction or difference between this letter and the terms of the Plan, the terms of the Plan will control. Unless otherwise stated, all capitalized terms used herein have the meanings set forth in the Plan. By accepting this Award you (i) acknowledge that you have received and read a copy of the Plan and understand its terms and (ii) acknowledge that with respect to this Award and the Option Shares, you are bound by the terms of the Plan.

This Award shall be exercisable beginning upon the date upon which you sign and return a copy of this Award letter as contemplated by the final paragraph of this Award letter.

Subject to your continued service as an employee through such date, the Award, to the extent not previously exercised, will remain exercisable until the expiration date of                           ,               (10th Anniversary of the date of the Award), at which time it will expire.

If you cease to be employed by the Company before [             ] (10th Anniversary of the date of the Award):

1.             If your termination of employment is by reason of your death, your personal representative may exercise the unexercised portion of this Award for a period of 12 months following your date of death, or until the Award otherwise expires, whichever period is shorter.

2.             If your termination of employment is by reason of your disability, you or your legal representative may exercise the unexercissed portion of this Award for a period of 24 months following the date of your disability, or until the Award otherwise expires, whichever period is shorter.

3.             If your termination of employment is by reason of your retirement, you or your legal representative (for example in the event that you retire and then die while the Award remains exercisable) may exercise the unexercised portion of this Award for a period of 5 years following your retirement, or until the Award otherwise expires, whichever period is shorter.

4.             If your employment is terminated by the Company without Cause, you may exercise the unexercised portion of this Award for 60 days following your termination date, or until the Award otherwise expires, whichever period is shorter.

5.             If your employment is terminated by the Company for Cause, this Award shall be immediately forfeited and no portion of the Award shall be exercisable.

You must give written notice of any exercise of this Award to the Company’s Chief Financial Officer accompanied by payment of the exercise price thereof as provided in the Plan (plus any required payment in respect of taxes legally required to be withheld). The date of exercise will be the date the Company receives payment for the shares and appropriate arrangements have been made concerning withholding of any taxes that may be due with respect to such shares. As promptly thereafter as possible, the Company will issue a certificate for the shares purchased.

The construction and interpretation of any provision of this Award or the Plan shall be final and conclusive when made by the Committee.

Nothing in this letter shall confer on you the right to continue in the service of the Company or interfere in any way with the right of the Company to terminate your service at any time.

You should sign and return a copy of this agreement to the Chief Financial Officer indicating your agreement to the terms of this letter and the Award granted hereby. This acknowledgement must be returned within fifteen (15) days; otherwise, the Award will lapse and become null and void. Your signature will also acknowledge that you have received and reviewed the Plan and that you agree to abide by the applicable terms of these documents as provided herein.

Very truly yours,

Enclosures

The undersigned hereby agrees to the foregoing:

[optionee]	date